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                        (CASH AMERICA INTERNATIONAL LOGO)


ADDITIONAL INFORMATION:                                    FOR IMMEDIATE RELEASE
Thomas A. Bessant, Jr.
(817) 335-1100

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        CASH AMERICA RAISES FORECASTED SECOND QUARTER EARNINGS ESTIMATE
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Fort Worth, Texas (July 1, 2003) - - Cash America International, Inc. (NYSE:
PWN) announced today that it expects earnings for the second quarter of fiscal 2003 to be higher than the Company's previously released guidance and securities analysts' published estimates due to greater revenue levels in the quarter. Revenue from service charges and fees during the second quarter has been above expected levels due to higher average pawn loan and cash advance balances in the period. Also contributing to the higher earnings in the second quarter is improved year over year profit margins on the disposition of unredeemed merchandise. "Our revised second quarter expectations are the result of an expansion of the positive momentum in business trends and earning assets experienced in the first three months of the year. We are experiencing consistent improvements in both the performance and demand for our loan products. These factors have led us to forecast that second quarter earnings will be above our previous estimates," remarked Daniel R. Feehan, President and Chief Executive Officer of Cash America International, Inc.

Cash America had previously reported in its earnings release for the first quarter of 2003 that it expected second quarter 2003 earnings per share to be between 13 cents and 14 cents. The Company's current outlook for the second quarter of 2003 is between 17 and 18 cents per share, up from 11 cents per share in the second quarter of 2002. The revised expectation for the second quarter does not include the benefit of a gain on the sale of a non-operating asset that is expected to provide another 5 cents per share in the second quarter of 2003. Cash America will release complete second quarter results on July 24, 2003, and the Company will conduct a conference call to discuss its second quarter earnings on Thursday, July 24, 2003, at 3:45 PM CST. A live web cast of the call will be available on the home page of the Company's corporate web site (www.cashamerica.com).

In a separate press release also issued today, Cash America announced that it has signed an agreement for the acquisition of Cashland, Inc., a 118-location consumer finance chain based in Ohio. The potential transaction is discussed in more detail in that press release. Cash America's estimated second quarter results are not impacted by the announced acquisition.

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States, United Kingdom and Sweden. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 473 locations in 17 states and two foreign countries, and the Company also offers short-term cash advances in many of its U.S. and U.K. locations. In addition, the Company provides check cashing services through its 139 franchised and Company-owned "Mr. Payroll" check cashing centers.

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries ("the Company"). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the actions of third parties who offer products and services at the Company's locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's business, and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as "believes", "estimates", "plans", "expects", "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.


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